SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                  FORM 8-K


                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934
                       Date of Report:  July 25, 1997



                               MEDIMMUNE, INC.
           (Exact name of registrant as specified in its charter)



                      Commission File Number:  0-19131




          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD        20878
     (Address of principal executive offices)              (Zip Code)


          Registrant's telephone number, including area code (301) 417-0770


                No Exhibits are being filed with this report


CytoGam and RespiGam are registered trademarks of the Company.


                               MEDIMMUNE, INC.
                         Current Report on Form 8-K


ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated July 23, 1997:

                  MEDIMMUNE REPORTS FIRST HALF 1997 RESULTS

Gaithersburg, MD, July 23, 1997 -- MedImmune, Inc. (Nasdaq:MEDI) today reported product sales for the first six months ended June 30, 1997 increased to $16.4 million from $13.5 million in the first six months of 1996. The increase is primarily attributable to increased sales of RespiGam (Respiratory Syncytial Virus Immune Globulin Intravenous (Human)), the Company's polyclonal antibody product to prevent RSV pneumonia and bronchiolitis in high-risk infants (please see full prescribing information).

Total second quarter 1997 revenues were $6.4 million with a net loss of $12.2 million or $0.55 per share on 22.3 million shares compared to second quarter 1996 revenues of $6.9 million with a net loss of $7.0 million or $0.33 per share on 21.4 million shares. Research and development expenses increased in second quarter 1997 to $10.6 million from $6.8 million in second quarter 1996, principally reflecting increased clinical research expenses relating to MedImmune's 1,502-patient Phase 3 clinical trial evaluating the ability of the Company's monoclonal antibody, MEDI-493, to prevent respiratory syncytial virus disease in high-risk infants. The Company recently announced positive results of this trial and, based on these results, intends to file a Biologic License Application by year end to request licensure by the U.S. Food and Drug Administration. At June 30, 1997, MedImmune had cash and marketable securities of $63.9 million.

"We are very pleased with the recently announced success of our Phase 3 trial for MEDI-493," said Wayne T. Hockmeyer, Ph.D., Chairman and Chief Executive Officer of MedImmune. "Having now completed that study, we expect research and development expenses in the second half to be significantly lower than they were in the first half of 1997. We also anticipate significant RespiGam sales will resume when the RSV season begins again in the fourth quarter."

MedImmune is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. RespiGam is a polyclonal antibody product enriched in antibodies against respiratory syncytial virus
(RSV) used to prevent serious RSV disease, the leading cause of bronchiolitis and pneumonia in certain high-risk children (please see full prescribing information). RespiGam is manufactured by Massachusetts Biologic Laboratories. MedImmune markets two products through its hospital-based sales force and has six new product candidates in clinical trials. MedImmune is located in Gaithersburg, MD.

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission.



MedImmune, Inc.
Selected Financial Information
(in thousands, except per share data)

CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

                               Three Months Ended       Six Months Ended
                                     June 30,                June 30,
                               ==================       ================
                                  1997      1996           1997      1996
                                -------   -------        -------   -------
Revenues:
  Product sales                $  6,225  $  6,830       $ 16,356  $ 13,454
  Contracts                         186        97            193     4,907
                                --------  --------       --------  --------
                                  6,411     6,927         16,549    18,361
                                --------  --------       --------  --------

Costs and expenses:
  Cost of sales                   3,430     4,063          8,645     8,122
  Research and development       10,573     6,849         23,941    12,242
  Selling, administrative
    and general                   4,956     4,202         11,392     8,559
                                --------  --------       --------  --------
                                 18,959    15,114         43,978    28,923
                                --------  --------       --------  --------
Interest income, net                339     1,147            898     1,954
                                --------  --------       --------  --------

Net loss                       $(12,209) $ (7,040)      $(26,531) $ (8,608)
                                ========  ========       ========  ========

Loss per share                 $  (0.55) $  (0.33)      $  (1.20) $  (0.42)
                                ========  ========       ========  ========
Shares used in computing
 loss per share                  22,319    21,386         22,097    20,340
                                ========  ========       ========  ========






CONDENSED BALANCE SHEETS

                                                 June 30,  Dec. 31,
                                                    1997       1996
                                                 --------  --------
                                                 unaudited
Assets:
  Cash and marketable securities                 $ 63,893  $114,765
  Trade and contract receivables, net               7,323    10,287
  Inventory, net                                   15,959     6,060
  Property and equipment, net                      51,634    29,087
  Other assets                                      5,032     3,772
                                                 --------  --------
                                                 $143,841  $163,971
                                                 ========  ========

Liabilities and shareholders' equity:
  Accounts payable                               $  1,141  $  3,942
  Accrued expenses                                 12,939    10,509
  Long term debt                                   76,759    70,874
  Other liabilities                                 5,927     5,781
  Shareholders' equity                             47,075    72,865
                                                 --------  --------
                                                 $143,841  $163,971
                                                 ========  ========

Common shares outstanding                          23,767    21,837
                                                 ========  ========


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MEDIMMUNE, INC.
                              Registrant)



Date:  July 25, 1997     /s/  David M. Mott
                              President and Chief Operating Officer
                              (Principal financial and
                              accounting officer)